Exhibit 10.4
THIRD PARTY
SECURITY AGREEMENT
This Third Party Security Agreement (this “Agreement”) is made and entered into as of May 18, 2007 by and between the undersigned (“Grantor”), and COMERICA BANK (the “Bank”).
RECITALS
Bank proposes to enter into a transaction with AURIGA LABORATORIES, INC. (“Borrower”), which is the parent company of Grantor, pursuant to a Loan and Security Agreement dated as of May 18, 2007, as may be amended from time to time (the “Loan Agreement”). Grantor expects to derive economic benefit from Bank’s doing so and dealing with Borrower in accordance with the Loan Agreement, and has entered into an Unconditional Guaranty of even date herewith with respect to the present and future obligations of Borrower to Bank (as amended from time to time, the “Guaranty”). Grantor wishes to secure performance and payment of all obligations to Bank under the Guaranty and otherwise (the “Guarantor Obligations”) with substantially all of its assets. All terms used without definition in this Agreement shall have the meaning assigned to them in the Loan Agreement. All terms used without definition in this Agreement or in the Loan Agreement shall have the meaning assigned to them in the Uniform Commercial Code.
NOW, THEREFORE, Grantor and the Bank agree as follows:
1. Grant of Security Interest. To secure all of the Guarantor Obligations, Grantor grants to the Bank a security interest in the property described in Exhibit A (the “Collateral”).
2. Grantor’s Representations and Warranties. Grantor represents and warrants as follows:
(a) Authorization. Grantor has authority and has obtained all approvals and consents necessary to enter into this Agreement, and Grantor’s execution, delivery and performance of this Agreement will not violate or conflict with the terms of Grantor’s Certificate of Incorporation, Bylaws, Articles of Organization, Operating Agreement, or other charter document, or any law, agreement, or other instrument or writing to which Grantor is party or by which is it bound.
(b) Title. The Collateral is owned by Grantor and is free of all liens, encumbrances and other security interests other than Permitted Liens.
(c) Solvency, Payment of Debts. Grantor and each Subsidiary is solvent and able to pay its debts (including trade debts) as they mature.
(d) Further Representations. Grantor further represents, warrants, and covenants that (i) neither Grantor nor any Subsidiary is in default under any agreement under which Grantor or such Subsidiary owes any money, or any agreement, the violation or termination of which could have a material adverse effect on Grantor on a consolidated or consolidating basis; (ii) the information provided to Bank on or prior to the date of this Agreement is true and correct in all material respects; (iii) all financial statements and other information provided to Bank fairly present Grantor’s financial condition, and there has not been a material adverse change in the financial condition of Grantor since the date of the most recent of the financial statements submitted to Bank; (iv) Grantor and each Subsidiary is in material compliance with all laws and orders applicable to it; (v) to Grantor’s knowledge, neither Grantor nor any Subsidiary is a party to any litigation or is the subject of any government investigation, and neither Grantor nor any Subsidiary has any knowledge of any pending litigation or investigation or the existence of circumstances that reasonably could be expected to give rise to such litigation or investigation; (vi) Grantor’s principal place of business is located at the address specified in Section 11; and (vii) no representation or other statement made by Grantor to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make any statements made to Bank not misleading.

3. Covenants.
(a) Encumbrances. Grantor shall not grant a security interest in any of the Collateral other than to Bank or Permitted Liens or execute any financing statements covering any of the Collateral in favor of any person other than Bank or in connection with Permitted Liens.
(b) Use of Collateral. The Collateral will not be used for any unlawful purpose or in any way that will void any insurance required to be carried in connection therewith. Grantor will keep the Collateral free and clear of liens (except for Permitted Liens) and adverse claims and, as appropriate and applicable, will keep it in good condition and repair, and will clean, shelter, and otherwise care for the Collateral in all such ways as are considered good practice by owners of like property.
(c) Indemnification. Grantor shall indemnify Bank against all losses, claims, demands and liabilities of any kind caused by the Collateral except for losses caused by Bank’s gross negligence or willful misconduct.
(d) Perfection of Security Interest. Grantor shall execute and deliver such documents as Bank reasonably deems necessary to create, perfect and continue the security interest in the Collateral contemplated hereby.
(e) Insurance of Collateral.
(i) Grantor, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Grantor’s business is conducted on the date hereof. Grantor shall also maintain insurance relating to Grantor’s ownership and use of the Collateral in amounts and of a type that are customary to businesses similar to Grantor’s.
(ii) All such policies of insurance shall be in such form, with such companies, and in such amounts as reasonably satisfactory to Bank. All such policies of property insurance shall contain a Bank’s loss payable endorsement, in a form reasonably satisfactory to Bank, showing Bank as an additional loss payee thereof and all liability insurance policies shall show Bank as an additional insured, and shall specify that the insurer must give at least twenty (20) days notice to Bank before canceling its policy for any reason. Upon Bank’s request, Grantor shall deliver to Bank certified copies of such policies of insurance and evidence of the payments of all premiums therefor. All proceeds payable under any such policy shall, at the option of Bank, be payable to Bank to be applied on account of the Guarantor Obligations.
(f) Inventory and Equipment.
(i) Grantor shall not store its Inventory or the Equipment with a bailee, warehouseman, or other third party unless the third party has been notified of Bank’s security interest and Bank (a) has received an acknowledgment from the third party that it is holding or will hold the Inventory or Equipment for Bank’s benefit or (b) is in pledge possession of the warehouse receipt, where negotiable, covering such Inventory or Equipment. Grantor shall not store or maintain any Equipment or Inventory at a location other than the location set forth in Section 11 of this Agreement.
(ii) Grantor shall maintain the Collateral in good and saleable condition, repair it if necessary and otherwise deal with the Collateral in all such ways as are considered good practice by owners of like property, use it lawfully and only as permitted by insurance policies, and permit Bank to inspect the Collateral at any reasonable time.
(iii) Not sell, contract to sell, lease, encumber or transfer the Collateral (other than the disposition of such inventory Collateral in the ordinary course of Grantor’s business and other assets which are obsolete or otherwise considered surplus) until the Obligations and the Guarantor Obligations have been paid or performed in full, even though Bank has a security interest in the proceeds of such Collateral.

(g) Accounts, Chattel Paper and General Intangibles. As to Collateral which are Accounts, Chattel Paper, General Intangibles and Proceeds, Grantor warrants, represents and agrees:
(i) All such Collateral is genuine, enforceable in accordance with its terms and conditions precedent (except as disclosed to and accepted by Bank in writing). Grantor will supply Bank with duplicate invoices or other evidence of Grantor’s rights on Bank’s request.
(ii) All persons appearing to be obligated on such Collateral have authority and capacity to contract.
(iii) All Chattel Paper is in compliance with applicable law as to form, content and manner of preparation and execution and has been properly registered, recorded, and/or filed to protect Grantor’s interest thereunder. Grantor will mark conspicuously all Chattel Paper with a legend, in form and substance satisfactory to Bank, indicating that such Chattel Paper is subject to the security interests of Bank and will, upon Bank’s request upon the occurrence of an Event of Default, deliver possession thereof to Bank.
(iv) Grantor agrees that following the occurrence and during the continuance of an Event of Default, Grantor shall not compromise, settle or adjust any Account or renew or extend the time of payment thereof without Bank’s prior written consent.
(v) Until Bank exercises its rights to collect the Accounts pursuant hereto, Grantor will collect with diligence all Grantor’s Accounts. Any collection of Accounts by Grantor, whether in the form of cash, checks, notes, or other instruments for the payment of money (properly endorsed or assigned where required to enable Bank to collect same), shall be in trust for Bank. If an Event of Default has occurred and is continuing, Grantor shall keep all such collections separate and apart from all other funds and property so as to be capable of identification as the property of Bank and deliver said collections daily to Bank in the identical form received. The proceeds of such collections when received by Bank may be applied by Bank directly to the payment of the Guarantor Obligations. Any credit given by Bank upon receipt of said proceeds shall be conditional credit subject to collection. Returned items at Bank’s option may be charged to the Grantor. All collections of the Accounts shall be set forth on an itemized schedule, showing the name of the account debtor, the amount of each payment and such other information as Bank may reasonably request.
(vi) Until Bank exercises its rights to collect the Accounts pursuant hereto, Grantor may continue its present policies with respect to returned merchandise and adjustments. However, Grantor shall notify Bank of all cases involving repossessions, and material loss or damage of or to merchandise represented by the Accounts.
(h) Binding Agreement. Anything herein to the contrary notwithstanding, (a) Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed; (b) the exercise by Bank of any of the rights granted hereunder shall not release Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral; and (c) Bank shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall Bank be obligated to perform any of the obligations or duties of Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.
(i) Instruments. Grantor will deliver and pledge to Bank all Instruments that are part of the Collateral duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Bank.
(j) Records. Grantor shall prepare and keep, in accordance with generally accepted accounting principles consistently applied, complete and accurate records regarding the Collateral and, if and when requested by Bank, shall prepare and deliver a complete and accurate schedule of all the Collateral in such detail as Bank may reasonably require.

(k) Inspection of Grantor’s Books. Grantor shall permit Bank or its designee at reasonable times and from time to time to inspect Grantor’s books, records and properties and to audit and to make copies of extracts from such books and records.
(l) Fees and Costs. Grantor shall pay all expenses, including reasonable attorneys’ fees, incurred by Bank in the preservation, realization, enforcement or exercise of any Bank’s rights under this Agreement.
(m) Accounts. Grantor shall maintain and shall cause each of its Subsidiaries to maintain its primary depository, operating, and investment accounts with Bank and/or Comerica Securities, Inc.
(n) Corporate Existence. Grantor will maintain its corporate or limited liability company existence and good standing and will maintain in force all licenses and agreements, the loss of which could have a material adverse effect on Grantor’s business. Grantor will pay all taxes on or before the date such taxes are due, and will comply with all laws and orders applicable to it.
(o) Negative Covenants. Except as otherwise permitted in the Loan Agreement, Grantor will not and will cause each Subsidiary to not (i) make any investments in, or loans or advances to, any person other than in the ordinary course of business as currently conducted, (ii) acquire any assets other than in the ordinary course of business as currently conducted, (iii) make any distributions or pay any dividends to any person on account of Grantor’s shares, (iv) create, incur, assume or be or remain liable with respect to any Indebtedness other than Permitted Indebtedness, (v) move, dispose of or encumber any portion of its assets, except for dispositions of inventory in the ordinary course of Grantor’s business, (vi) merge or consolidate with or into any person or entity, (vii) create, incur, assume or suffer to exist any lien with respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any of Grantor’s accounts, (viii) keep Inventory or Equipment at a location other than the address specified in Section 11 hereof; (ix) relocate its chief executive office or state of incorporation, (x) or maintain or invest any of its property with a Person other than Bank or permit any of its Subsidiaries to do so unless such Person has entered into an account control agreement with Bank in form and substance satisfactory to Bank, or suffer or permit any Subsidiary to be a party to, or be bound by, an agreement that restricts such Subsidiary from paying dividends or otherwise distributing property to Borrower, or (xi) permit the inclusion in any contract to which it becomes a party of any provisions that could restrict or invalidate the creation of a security interest in any of Grantor’s or a Subsidiary’s property.
(p) Further Assurances. At any time and from time to time, upon the written request of Bank, and at the sole expense of Grantor, Grantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Bank may reasonably deem desirable to obtain the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (a) to secure all consents and approvals necessary or appropriate for the grant of a security interest to Bank in any Collateral held by Grantor or in which Grantor has any rights not heretofore assigned, (b) filing any financing or continuation statements under the UCC with respect to the security interests granted hereby, (c) transferring Collateral to Bank’s possession (if a security interest in such Collateral can be perfected by possession), (d) placing the interest of Bank as lienholder on the certificate of title (or other evidence of ownership) of any vehicle owned by Grantor or in or with respect to which Grantor holds a beneficial interest and (e) using its best efforts to obtain waivers of liens from landlords and mortgagees. Grantor also hereby authorizes Bank to file any such financing or continuation statement without the signature of Grantor. If any amount payable under or in connection with any of the Collateral is or shall become evidenced by any Instrument, such Instrument, other than checks and notes received in the ordinary course of business, shall be duly endorsed in a manner satisfactory to Bank and delivered to Bank promptly upon Grantor’s receipt thereof.
4. Events of Default. The occurrence of any Event of Default under the Loan Agreement, or the failure by Grantor to perform any obligations under the Guaranty, or the breach of any representation under this Agreement, or the failure to perform any obligation under Section 3 of this Agreement, shall constitute an “Event of Default” under this Agreement.

5. Remedies on Default. Upon the occurrence of an Event of Default, Bank shall have all rights, privileges, powers and remedies provided by law, including, but not limited to, exercise of any or all of the following remedies.
(a) Bank may declare all amounts outstanding under the Loan Agreement and the Guaranty to be immediately due and payable, and thereupon all such amounts shall be and become immediately due and payable to the Bank.
(b) Bank may dispose of the Collateral in accordance with applicable law.
(c) Bank may use, operate, consume and sell the Collateral in its possession as appropriate for the purpose of performing Grantor’s obligations with respect thereto to the extent necessary to satisfy the obligations of Grantor.
(d) All payments received and amounts realized by Bank shall be promptly applied and distributed by the Bank in the following order of priority:
(i) first, to the payment of all costs and expenses, including reasonable legal expenses and attorneys fees, incurred or made hereunder by Bank, including any such costs and expenses of foreclosure or suit, if any, and of any sale or the exercise of any other remedy under this Section 5, and of all taxes, assessments or liens superior to the lien granted under this Agreement; and
(ii) second, to the payment to Bank of the amount then owing under the Loan Agreement.
6. Power of Attorney. Grantor hereby appoints Bank, its attorney-in-fact to prepare, sign and file or record, for Grantor in Grantor’s name, any financing statements, applications for registration and like papers and to take any other action deemed by Bank necessary or desirable in order to perfect the security interest of the Bank hereunder, to dispose of any Collateral, and to perform any obligations of Grantor hereunder, at Grantor’s expense, but without obligation to do so.
7. Remedies Cumulative. Bank’s rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under the California Uniform Commercial Code (the “UCC”), by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower’s or Grantor’s part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given.
8. Amendment of Loan Documents. Grantor authorizes Bank, without notice or demand and without affecting its liability hereunder, from time to time to (a) renew, extend, or otherwise change the terms of any Loan Document, or any part thereof; (b) take and hold security for the payment of any Loan Document, and exchange, enforce, waive and release any such security; and (c) apply such security and direct the order or manner of sale thereof as Bank in its sole discretion may determine.
9. Grantor Waivers. Grantor waives any right to require Bank to (a) proceed against Borrower, any other guarantor or any other person; (b) proceed against or exhaust any security held from Borrower; (c) marshal any assets of Borrower; or (d) pursue any other remedy in Bank’s power whatsoever. Bank may, at its election, exercise or decline or fail to exercise any right or remedy it may have against Borrower or any security held by Bank, including without limitation the right to foreclose upon any such security by judicial or nonjudicial sale, without affecting or impairing in any way the liability of Grantor hereunder. Grantor waives any defense arising by reason of any disability or other defense of Borrower or by reason of the cessation from any cause whatsoever of the liability of Borrower. Grantor waives any setoff, defense or counterclaim that Borrower may have against Bank. Grantor waives any defense arising out of the absence, impairment or loss of any right of reimbursement or subrogation or any other rights against Borrower. Until all obligations under the Guaranty have been satisfied, Grantor shall have no right of subrogation or reimbursement, contribution or other rights against Borrower, and Grantor waives any right to enforce any remedy that Bank now has or may hereafter have against Borrower. Grantor waives all rights to participate in any security now or hereafter held by Bank. Grantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Agreement and of the existence, creation, or incurring of new or additional indebtedness. Grantor assumes the responsibility for being and keeping itself informed of the financial condition of Borrower and of all other circumstances bearing upon the risk of nonpayment of any indebtedness or nonperformance of any obligation of Borrower, warrants to Bank that it will keep so informed, and agrees that absent a request for particular information by Grantor, Bank shall have no duty to advise Grantor of information known to Bank regarding such condition or any such circumstances. Grantor waives the benefits of California Civil Code sections 2809, 2810, 2819, 2845, 2847, 2848, 2849, 2850, 2899 and 3433.
10. Borrower Insolvency. If Borrower becomes insolvent or is adjudicated bankrupt or files a petition for reorganization, arrangement, composition or similar relief under any present or future provision of the United States Bankruptcy Code, or if such a petition is filed against Borrower, and in any such proceeding some or all of any indebtedness or obligations under the Loan Documents are terminated or rejected or any obligation of Borrower is modified or abrogated, or if Borrower’s obligations are otherwise avoided for insolvency, bankruptcy or any similar reason, Grantor agrees that Grantor’s liability hereunder shall not thereby be affected or modified and such liability shall continue in full force and effect as if no such action or proceeding had occurred. This Agreement shall continue to be effective or be reinstated, as the case may be, if any payment must be returned by Bank upon the insolvency, bankruptcy or reorganization of Borrower, Grantor, any other person, or otherwise, as though such payment had not been made.
11. Notices. Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by telefacsimile to Grantor or to Bank, as the case may be, at its addresses set forth below:

If to Grantor:	Auriga Laboratories, Inc.
2029 Century Park East, Suite 1130
Los Angeles, CA 90067
Attn: Chief Executive Officer
Fax: 310-556-0026

If to Bank:	Comerica Bank
75 East Trimble Road, M/C 4770
San Jose, California 95131
Attn: Manager
FAX: (408) 556-5091

with a copy to:	Comerica Bank
611 Anton Blvd., Ste 400, MC 4457
Costa Mesa, CA 92626
Attn: Wayne Liao — Corporate Banking Officer
FAX: (714) 433-3280
The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

12. Choice of Law and Venue; Jury Trial Waiver.
This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of Borrower and Bank hereby submits to the exclusive jurisdiction of the state and Federal courts located in the County of Santa Clara, State of California. THE UNDERSIGNED ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED UNDER CERTAIN CIRCUMSTANCES. TO THE EXTENT PERMITTED BY LAW, EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OTHER DOCUMENT, INSTRUMENT OR AGREEMENT BETWEEN THE UNDERSIGNED PARTIES.
13. Reference Provision.
In the event the Jury Trial Waiver set forth above is not enforceable, the parties elect to proceed under this Judicial Reference Provision.
13.1 Mechanics.
(a) With the exception of the items specified in clause (c), below, any controversy, dispute or claim (each, a “Claim”) between the parties arising out of or relating to this Agreement or any other document, instrument or agreement between the undersigned parties (collectively in this Section, the “Comerica Documents”), will be resolved by a reference proceeding in California in accordance with the provisions of Sections 638 et seq. of the California Code of Civil Procedure (“CCP”), or their successor sections, which shall constitute the exclusive remedy for the resolution of any Claim, including whether the Claim is subject to the reference proceeding. Except as otherwise provided in the Comerica Documents, venue for the reference proceeding will be in the state or federal court in the county or district where the real property involved in the action, if any, is located or in the state or federal court in the county or district where venue is otherwise appropriate under applicable law (the “Court”).
(b) The matters that shall not be subject to a reference are the following: (i) nonjudicial foreclosure of any security interests in real or personal property, (ii) exercise of self-help remedies (including, without limitation, set-off), (iii) appointment of a receiver and (iv) temporary, provisional or ancillary remedies (including, without limitation, writs of attachment, writs of possession, temporary restraining orders or preliminary injunctions). This reference provision does not limit the right of any party to exercise or oppose any of the rights and remedies described in clauses (i) and (ii) or to seek or oppose from a court of competent jurisdiction any of the items described in clauses (iii) and (iv). The exercise of, or opposition to, any of those items does not waive the right of any party to a reference pursuant to this reference provision as provided herein.
(c) The referee shall be a retired judge or justice selected by mutual written agreement of the parties. If the parties do not agree within ten (10) days of a written request to do so by any party, then, upon request of any party, the referee shall be selected by the Presiding Judge of the Court (or his or her representative). A request for appointment of a referee may be heard on an ex parte or expedited basis, and the parties agree that irreparable harm would result if ex parte relief is not granted. Pursuant to CCP § 170.6, each party shall have one peremptory challenge to the referee selected by the Presiding Judge of the Court (or his or her representative).
(d) The parties agree that time is of the essence in conducting the reference proceedings. Accordingly, the referee shall be requested, subject to change in the time periods specified herein for good cause shown, to (i) set the matter for a status and trial-setting conference within fifteen (15) days after the date of selection of the referee, (ii) if practicable, try all issues of law or fact within one hundred twenty (120) days after the date of the conference and (iii) report a statement of decision within twenty (20) days after the matter has been submitted for decision.

(e) The referee will have power to expand or limit the amount and duration of discovery. The referee may set or extend discovery deadlines or cutoffs for good cause, including a party’s failure to provide requested discovery for any reason whatsoever. Unless otherwise ordered based upon good cause shown, no party shall be entitled to “priority” in conducting discovery, depositions may be taken by either party upon seven (7) days written notice, and all other discovery shall be responded to within fifteen (15) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding.
13.2 Procedures. Except as expressly set forth herein, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee, and the referee will be provided a courtesy copy of the transcript. The party making such a request shall have the obligation to arrange for and pay the court reporter. Subject to the referee’s power to award costs to the prevailing party, the parties will equally share the cost of the referee and the court reporter at trial.
13.3 Application of Law. The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, enter equitable orders that will be binding on the parties and rule on any motion which would be authorized in a court proceeding, including without limitation motions for summary judgment or summary adjudication. The referee shall issue a decision at the close of the reference proceeding which disposes of all claims of the parties that are the subject of the reference. Pursuant to CCP § 644, such decision shall be entered by the Court as a judgment or an order in the same manner as if the action had been tried by the Court and any such decision will be final, binding and conclusive. The parties reserve the right to appeal from the final judgment or order or from any appealable decision or order entered by the referee. The parties reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.
13.4 Repeal. If the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by reference procedure will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge or justice, in accordance with the California Arbitration Act §1280 through §1294.2 of the CCP as amended from time to time. The limitations with respect to discovery set forth above shall apply to any such arbitration proceeding.
13.5 THE PARTIES RECOGNIZE AND AGREE THAT ALL CONTROVERSIES, DISPUTES AND CLAIMS RESOLVED UNDER THIS REFERENCE PROVISION WILL BE DECIDED BY A REFEREE AND NOT BY A JURY. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER OWN CHOICE, EACH PARTY KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, AGREES THAT THIS REFERENCE PROVISION WILL APPLY TO ANY CONTROVERSY, DISPUTE OR CLAIM BETWEEN OR AMONG THEM ARISING OUT OF OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE OTHER COMERICA DOCUMENTS.
14. General Provisions.
14.1 Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Grantor without Bank’s prior written consent, which consent may be granted or withheld in Bank’s sole discretion. Bank shall have the right without the consent of or notice to Grantor to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights and benefits hereunder.

14.2 Indemnification. Grantor shall defend, indemnify and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement; and (b) all losses or Bank Expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to transactions between Bank and Grantor whether under this Agreement, or otherwise (including without limitation reasonable attorneys’ fees and expenses), except for losses caused by Bank’s gross negligence or willful misconduct.
14.3 Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.
14.4 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.
14.5 Amendments in Writing, Integration. This Agreement cannot be amended or terminated orally. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement and the Loan Documents.
14.6 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.
14.7 Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding, any Guarantor Obligations remain outstanding, or Bank has any obligation to make Credit Extensions to Borrower. The obligations of Grantor to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section 14.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.
IN WITNESS WHEREOF, the parties have executed this Agreement on the date set forth above.

GRANTOR:		BANK:

Auriga Laboratories, Inc.		COMERICA BANK

By:		By:

Name:	Philip S. Pesin	Name:

Title:	Chief Executive Officer	Title:

DEBTOR:	Auriga Laboratories, Inc.
SECURED PARTY:	COMERICA BANK
EXHIBIT A
COLLATERAL DESCRIPTION ATTACHMENT
TO THIRD PARTY SECURITY AGREEMENT
All personal property of Grantor (herein referred to as “Grantor” or “Debtor”) whether presently existing or hereafter created or acquired, and wherever located, including, but not limited to:
(a) all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including payment intangibles and software), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of Debtor’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records;
(b) all common law and statutory copyrights and copyright registrations, applications for registration, now existing or hereafter arising, in the United States of America or in any foreign jurisdiction, obtained or to be obtained on or in connection with any of the forgoing, or any parts thereof or any underlying or component elements of any of the forgoing, together with the right to copyright and all rights to renew or extend such copyrights and the right (but not the obligation) of Comerica Bank (herein referred to as “Bank” or “Secured Party”) to sue in its own name and/or in the name of the Debtor for past, present and future infringements of copyright;
(c) all trademarks, service marks, trade names and service names and the goodwill associated therewith, together with the right to trademark and all rights to renew or extend such trademarks and the right (but not the obligation) of Secured Party to sue in its own name and/or in the name of the Debtor for past, present and future infringements of trademark;
(d) all (i) patents and patent applications filed in the United States Patent and Trademark Office or any similar office of any foreign jurisdiction, and interests under patent license agreements, including, without limitation, the inventions and improvements described and claimed therein, (ii) licenses pertaining to any patent whether Debtor is licensor or licensee, (iii) income, royalties, damages, payments, accounts and accounts receivable now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iv) right (but not the obligation) to sue in the name of Debtor and/or in the name of Secured Party for past, present and future infringements thereof, (v) rights corresponding thereto throughout the world in all jurisdictions in which such patents have been issued or applied for, and (vi) reissues, divisions, continuations, renewals, extensions and continuations-in-part with respect to any of the foregoing; and
(e) any and all cash proceeds and/or noncash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment. All terms above have the meanings given to them in the California Uniform Commercial Code, as amended or supplemented from time to time, including revised Division 9 of the Uniform Commercial Code-Secured Transactions, added by Stats. 1999, c.991 (S.B. 45), Section 35, operative July 1, 2001.

COMPANY RESOLUTIONS
Auriga Laboratories, Inc.
I, the undersigned Secretary or Assistant Secretary of Auriga Laboratories, Inc. (the “Company”), HEREBY CERTIFY that the Company is organized and existing under and by virtue of the laws of the state of Delaware.
I FURTHER CERTIFY that attached hereto as Attachments 1 and 2 are true and complete copies of the Articles/Certificate of Incorporation and Bylaws of the Company, each of which is in full force and effect on the date hereof.
I FURTHER CERTIFY that a meeting of the Directors of the Company (or by other duly authorized corporate action in lieu of a meeting), duly called and held, at which a quorum was present and voting, the following resolutions were adopted.
BE IT RESOLVED, that any one (1) of the following named officers, employees, or agents of this Company, whose actual signatures are shown below:

NAMES	POSITIONS	ACTUAL SIGNATURES

Philip S. Pesin	Chief Executive Officer

acting for and on behalf of this Company and as its act and deed be, and they hereby are, authorized and empowered:
Guaranty Indebtedness; Grant Security. To guaranty amounts borrowed from time to time from Comerica Bank (“Bank”) by AURIGA LABORATORIES, INC. (“Borrower”) including without limitation pursuant to that certain Loan and Security Agreement between Borrower and Bank dated as of May 18, 2007, as may be amended from time to time. To grant a security interest to Bank in the Collateral described in the Third Party Security Agreement and the Intellectual Property Security Agreement by and between the Company and Bank (the “Security Agreements”), which security interest shall secure all of the Company’s obligations, as described in that certain Unconditional Guaranty by the Company dated as of May 18, 2007 (the “Guaranty”).
Execute Guaranty and Security Agreement. To execute the Security Agreements, the Guaranty, and any other agreement entered into between Company and Bank in connection therewith, all as amended or extended from time to time (collectively, the “Secured Guaranty Documents”), and also to execute and deliver to Bank one or more affirmations, renewals, extensions, modifications, refinancings, consolidations, or substitutions for the Secured Guaranty Documents, or any portion thereof.
Further Acts. In the case of lines of credit, to designate additional or alternate individuals as being authorized to request advances thereunder, and in all cases, to do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements as they may in their discretion deem reasonably necessary or proper in order to carry into effect the provisions of these Resolutions.
BE IT FURTHER RESOLVED, that any and all acts authorized pursuant to these resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, that these Resolutions shall remain in full force and effect and Bank may rely on these Resolutions until written notice of their revocation shall have been delivered to and received by Bank. Any such notice shall not affect any of the Company’s agreements or commitments in effect at the time notice is given.

I FURTHER CERTIFY that the officers, employees, and agents named above are duly elected, appointed, or employed by or for the Company, as the case may be, and occupy the positions set opposite their respective names; that the foregoing Resolutions now stand of record on the books of the Company; and that the Resolutions are in full force and effect and have not been modified or revoked in any manner whatsoever.
IN WITNESS WHEREOF, I have hereunto set my hand on May 18, 2007 and attest that the signatures set opposite the names listed above are their genuine signatures.
CERTIFIED TO AND ATTESTED BY:
X
The above statements are correct.
By:
Printed Name: Philip S. Pesin
Title: Chief Executive Officer
SIGNATURE OF OFFICER OR DIRECTOR
OR, IF NONE, A SHAREHOLDER OTHER
THAN SECRETARY WHEN SECRETARY IS
AUTHORIZED TO SIGN ALONE.
Failure to complete the above when the Secretary is authorized to sign alone shall constitute a certification by the Secretary that the Secretary is the sole Shareholder, Director and Officer of the Corporation.
Attachment 1 — Articles/Certificate of Incorporation
Attachment 2 — Bylaws

LIMITED LIABILITY COMPANY RESOLUTION

Company:	[GRANTOR] L.L.C., a limited liability company
WE THE UNDERSIGNED, hereby certify that [GRANTOR] L.L.C., a                      limited liability company (“Company”), is duly organized, existing and in good standing as a member-managed
                     manager-managed
limited liability company under and by virtue of the laws of the State of                     , and that we are all of Company’s
                     members
                     managers
and that Company’s name shown above is the complete and correct name of Company.
WE FURTHER CERTIFY that at a meeting of Company (or by other duly authorized company action in lieu of a meeting), duly called and held, at which all of the undersigned were present and voting, the following resolutions were adopted:
BE IT RESOLVED, that any one (1) of the undersigned, acting for and on behalf of Company and as its act and deed be, and he or she hereby is, authorized and empowered in the name of Company:
Guaranty Indebtedness; Grant Security. To guaranty amounts borrowed from time to time from Comerica Bank (“Bank”) by AURIGA LABORATORIES, INC. (“Borrower”) including without limitation pursuant to that certain Loan and Security Agreement between Borrower and Bank dated as of May ___, 2007, as may be amended from time to time. To grant a security interest to Bank in the Collateral described in the Third Party Security Agreement and the Intellectual Property Security Agreement by and between the Company and Bank (the “Security Agreements”), which security interest shall secure all of the Company’s obligations, as described in that certain Unconditional Guaranty by the Company dated as of May ___, 2007 (the “Guaranty”).
Execute Guaranty and Security Agreement. To execute the Security Agreements, the Guaranty, and any other agreement entered into between Company and Bank in connection therewith, all as amended or extended from time to time (collectively, the “Secured Guaranty Documents”), and also to execute and deliver to Bank one or more affirmations, renewals, extensions, modifications, refinancings, consolidations, or substitutions for the Secured Guaranty Documents, or any portion thereof.
Further Acts. To do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements as they may in their discretion deem reasonably necessary or proper in order to carry into effect the provisions of these Resolutions.
BE IT FURTHER RESOLVED, that any and all acts authorized pursuant to these resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, that these resolutions shall remain in full force and effect and Bank may rely on these resolutions until written notice of their revocation shall have been delivered to and received by Bank. Any such notice shall not affect any of Company’s agreements or commitments in effect at the time notice is given.

WE FURTHER CERTIFY that the undersigned are duly elected, appointed, or employed by or for Company, as the case may be, and occupy the positions set opposite their names; that the foregoing resolutions now stand of record on the books of Company, and that the resolutions are in full force and effect and have not been modified or revoked in any manner whatsoever.
WE FURTHER CERTIFY that the Articles of Organization of the Company attached hereto as Exhibit A are true and correct, that the Articles of Organization are in full force and effect as of the date hereof, and that no provision of the Articles of Organization restricts the Company from entering into, or performing its obligations under, the Secured Guaranty Documents.
WE FURTHER CERTIFY that the Operating Agreement dated December 6, 2000 is in full force and effect in the form presented to the Bank as of the date hereof, and that no provision of the Operating Agreement restricts the Company from entering into, or performing its obligations under, the Secured Guaranty Documents.
We each have read all the provisions of this Limited Liability Company Resolution, and we each jointly and severally and on behalf of Company certify and agree to its terms. This certificate is dated May ___, 2007.

[print name]	[print name]

[print name]	[print name]
The above statements are correct.
By:
Printed Name:
Title:
SIGNATURE OF OFFICER OR DIRECTOR
OR, IF NONE, A SHAREHOLDER OTHER
THAN SECRETARY WHEN SECRETARY IS
AUTHORIZED TO SIGN ALONE.
Failure to complete the above when the Secretary is authorized to sign alone shall constitute a certification by the Secretary that the Secretary is the sole Shareholder, Director and Officer of the Corporation.

AGREEMENT TO PROVIDE INSURANCE

TO:	COMERICA BANK	Date: May 18, 2007
Attn: Lead Insurance Reviewer
75 E. Trimble Road
	San Jose, CA 95131	Grantor: [GRANTOR]
In consideration of a loan in the amount of $2,000,000 to AURIGA LABORATORIES, INC., secured by all Grantor’s tangible personal property including inventory and equipment.
I/We agree to obtain adequate insurance coverage to remain in force during the term of the loan.
I/We also agree to advise the below named agent to add Comerica Bank as lender’s loss payable on the new or existing insurance policy, and to furnish Bank at above address with a copy of said policy/endorsements and any subsequent renewal policies.
I/We understand that the policy must contain:
1. Fire and extended coverage in an amount sufficient to cover:
(a) The amount of the loan, OR
(b) All existing encumbrances, whichever is greater,
But not in excess of the replacement value of the improvements on the real property.
2. Lender’s “Loss Payable” Endorsement Form 438 BFU in favor of Comerica Bank, or any other form acceptable to Bank.
INSURANCE INFORMATION

Insurance Co./Agent	Telephone No.:
Agent’s Address:
Signature of Grantor:
Signature of Grantor:
FOR BANK USE ONLY
INSURANCE VERIFICATION: Date:
Person Spoken to:
Policy Number:
Effective From:                                                    To:
Verified by:

DEBTOR:	Auriga Laboratories, Inc.
SECURED PARTY:	COMERICA BANK
EXHIBIT A
COLLATERAL DESCRIPTION ATTACHMENT
TO UCC NATIONAL FORM FINANCING STATEMENT
All personal property of Grantor (herein referred to as “Grantor” or “Debtor”) whether presently existing or hereafter created or acquired, and wherever located, including, but not limited to:
(a) all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including payment intangibles and software), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of Debtor’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records;
(b) all common law and statutory copyrights and copyright registrations, applications for registration, now existing or hereafter arising, in the United States of America or in any foreign jurisdiction, obtained or to be obtained on or in connection with any of the forgoing, or any parts thereof or any underlying or component elements of any of the forgoing, together with the right to copyright and all rights to renew or extend such copyrights and the right (but not the obligation) of Comerica Bank (herein referred to as “Bank” or “Secured Party”) to sue in its own name and/or in the name of the Debtor for past, present and future infringements of copyright;
(c) all trademarks, service marks, trade names and service names and the goodwill associated therewith, together with the right to trademark and all rights to renew or extend such trademarks and the right (but not the obligation) of Secured Party to sue in its own name and/or in the name of the Debtor for past, present and future infringements of trademark;
(d) all (i) patents and patent applications filed in the United States Patent and Trademark Office or any similar office of any foreign jurisdiction, and interests under patent license agreements, including, without limitation, the inventions and improvements described and claimed therein, (ii) licenses pertaining to any patent whether Debtor is licensor or licensee, (iii) income, royalties, damages, payments, accounts and accounts receivable now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iv) right (but not the obligation) to sue in the name of Debtor and/or in the name of Secured Party for past, present and future infringements thereof, (v) rights corresponding thereto throughout the world in all jurisdictions in which such patents have been issued or applied for, and (vi) reissues, divisions, continuations, renewals, extensions and continuations-in-part with respect to any of the foregoing; and
(e) any and all cash proceeds and/or noncash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment. All terms above have the meanings given to them in the California Uniform Commercial Code, as amended or supplemented from time to time, including revised Division 9 of the Uniform Commercial Code-Secured Transactions, added by Stats. 1999, c.991 (S.B. 45), Section 35, operative July 1, 2001.